 As filed with the Securities and Exchange Commission on June 6, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
_______________________________________________________
Inovalon Holdings, Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________

Delaware	47-1830316
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4321 Collington Road Bowie, MD	20716
(Address of principal executive offices)	(Zip code)
_______________________________________________________

Amended and Restated 2015 Omnibus Incentive Plan
(Full title of the plan)

Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman
Inovalon Holdings, Inc.
4321 Collington Road
Bowie, MD 20716
(Name and address of agent for service)
(301) 809-4000
(Telephone number, including area code, of agent for service)
_______________________________________________________

Copies to:
Sanjay M. Shirodkar
Rita M. Patel
DLA Piper LLP (US)
500 8th Street, NW
Washington, D.C. 20004
(202) 799-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, $0.000005 par value per share	6,000,000	(2)	$13.90	(3)	$83,400,000	$10,108.08

(1)
 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the Registrant’s Amended and Restated 2015 Omnibus Incentive Plan (the “2015 Plan”) by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other transactions that result in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.

(2)
 An aggregate of 13,335,430 shares of the Registrant’s Class A common stock may be issued pursuant to the 2015 Plan, of which 7,335,430 were previously registered on Form S-8 (File No. 333-202111) and 6,000,000 shares are being registered hereunder.

(3)
Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average high and low offering prices of the Registrant’s Class A common stock on The Nasdaq Global Select Market on May 30, 2019.

Explanatory Note

Inovalon Holdings, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 6,000,000 shares of Class A common stock authorized for issuance under the Company’s Amended and Restated 2015 Omnibus Incentive Plan (the “2015 Plan”). The increase in the number of shares authorized for issuance under the 2015 Plan, as well as certain other amendments described in the Registrant’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “Commission”) on April 22, 2019, was approved by the Company’s stockholders on June 5, 2019.

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by the Registrant with the Commission (File No. 333-202111), with respect to securities offered pursuant to the 2015 Plan are hereby incorporated by reference (except as amended or supplemented by the information set forth herein).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents, which the Company has previously filed with the Commission, are hereby incorporated by reference into this registration statement.

(1)
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 20, 2019, including portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 22, 2019, relating to the Company’s 2019 Annual Meeting of Stockholders held on June 5, 2019, to the extent incorporated by reference into such Annual Report on Form 10-K;

(2)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the Commission on May 1, 2019;

(3)	the Company’s Current Reports on Form 8-K filed with the Commission on January 7, 2019, January 16, 2019, February 20, 2019 (but only with reference to Item 8.01) and June 5, 2019; and

(4)
the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36841) filed with the Commission on February 9, 2015, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.     Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A dated February 6, 2015).
4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A dated February 6, 2015).
4.3	Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated January 1, 2019).
5.1*	Opinion of DLA Piper LLP (US).
10.1	Amended and Restated 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 5, 2019).
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowie, State of Maryland on the 6th day of June, 2019.

Inovalon Holdings, Inc.
By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D. Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Keith R. Dunleavy or Kamyar Daneshvar and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH R. DUNLEAVY, M.D.	Chief Executive Officer & Chairman (principal executive officer)	June 6, 2019
Keith R. Dunleavy, M.D.

/s/ JONATHAN R. BOLDT	Chief Financial Officer (principal financial officer & principal accounting officer)	June 6, 2019
Jonathan R. Boldt

/s/ DENISE K. FLETCHER	Director	June 6, 2019
Denise K. Fletcher

/s/ WILLIAM D. GREEN	Director	June 6, 2019
William D. Green

/s/ ISAAC S. KOHANE, M.D., Ph.D.	Director	June 6, 2019
Isaac S. Kohane, M.D., Ph.D.

/s/ MARK A. PULIDO	Director	June 6, 2019
Mark A. Pulido

/s/ LEE D. ROBERTS	Director	June 6, 2019
Lee D. Roberts

/s/ WILLIAM J. TEUBER, JR.	Director	June 6, 2019
William J. Teuber, Jr.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A dated February 6, 2015).
4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A dated February 6, 2015).
4.3	Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated January 1, 2019).
5.1*	Opinion of DLA Piper LLP (US).
10.1	Amended and Restated 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 5, 2019).
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
_______________________________________
* Filed herewith.